EXHIBIT 99.1

Contacts:

Investors: Kurt Harrington at 703-312-9647 or kharrington@fbr.com

Media: Bill Dixon at 703-469-1092 or bdixon@fbr.com

FBR Reports Record Earnings per Share of $0.54 (Basic and Diluted)

for the First Quarter of 2004

Earnings Per Share Up 350% Versus Same Period Last Year

ARLINGTON, Va., April 27 /PRNewswire-FirstCall/ — Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced record earnings for the quarter ended March 31, 2004. Net income after tax for the quarter ended March 31, 2004 was $89.6 million, or $0.54 per share (basic and diluted), compared to $5.7 million, or $0.12 per share (basic and diluted), for the first quarter of 2003.

“Just over a year ago, after completing the merger of our two companies, we advised our shareholders that the combination of our operating businesses and a strong balance sheet would have a profoundly positive impact on our entire firm. Since that time, we have profitably grown and broadened each of our lines of business. FBR’s record results for the first quarter are evidence that our strategy and execution have been effective,” said Eric F. Billings, Co-Chairman and Co-Chief Executive Officer. “Our progress into the second quarter is keeping us solidly on track to meet our goals for 2004. The investment banking backlog continues to exceed five billion dollars, and we remain confident in our ability to execute our investment banking assignments through financial sector and interest rate volatility. We also expect our strategies for managing our mortgage-backed securities portfolio will continue to deliver resilient returns.”

Results for the first quarter of 2004 include expenditures of approximately $10 million related to FBR’s sponsorship of its PGA TOUR event, The FBR Open, and associated advertising and promotional expenses. FBR anticipates that the benefits resulting from the recognition achieved through these first quarter efforts will continue to accrue to the company throughout this year and future years.

FBR had 165.6 million shares outstanding on March 31, 2004 and there were 167.3 million weighted average diluted shares outstanding during the quarter. On March 10, 2004, the company declared a quarterly dividend of $0.34 per share, payable on April 30, 2004 to shareholders of record as of March 31, 2004. The company intends to continue quarterly dividends of this amount and to the extent that REIT earnings exceed the regular dividend amount, will consider declaring an additional special dividend in June and in December.

Investment Banking

FBR’s investment banking operations achieved revenues of $99.5 million, an increase of 461% over the first quarter of 2003.

•	The gains in investment banking revenue were led by an increase of 528% in underwriting and corporate finance revenues to $91.1 million in the first quarter of 2004.

•	In the first quarter of 2004, FBR raised over $4.5 billion for issuers, including:

•	$620 million in four initial public offerings

•	Follow-on equity offerings totaling more than $1.5 billion

•	$613 million in private equity placements

•	$1.7 billion in corporate debt and non-convertible preferred securities.

•	FBR is currently working on more than 60 investment banking assignments scheduled to close in the remainder of 2004. These assignments reflect the expanded allocation of resources throughout the company. Notably, the assignments include transactions in these business areas:

• Nine in software	• Five in business services
• Three in semiconductor Manufacturing	• Five in telecommunications and media infrastructure
• Two in biotechnology and Healthcare	• Five in diversified industrials.

Institutional Brokerage

FBR’s institutional brokerage revenues totaled $35.2 million during the first quarter of 2004, an increase of 211% over the first quarter of 2003 and 49% over the fourth quarter of 2003.

•	Revenues from agency commissions led the growth, increasing 287% from the first quarter of 2003 to $29.1 million.

•	While a number of firms have reduced the scope of their research efforts over the last several years, FBR remains committed to expansion of the research we offer our clients. The Research Department of FBR’s main broker-dealer subsidiary recently expanded to provide investors with access to expertise in eight vertical industry sectors, an increase from the six sectors previously covered. FBR has hired new senior analysts who cover consumer stocks, initially including hardline retailers and restaurants; life insurance companies; Internet and interactive entertainment businesses; high yield issuers; and semiconductor manufacturing firms. In the first quarter of 2004, the Research Department of Friedman Billings Ramsey increased its staff of senior analysts by 26%, and now offers independent, value-added research on more than 470 companies in these eight sectors:

•	Consumer

•	Diversified Industrials

•	Energy

•	Financial Services

•	Healthcare

•	Insurance

•	Real Estate

•	Technology, Media & Telecom

In addition, FBR Research provides Economic and Policy Research, including FBR’s Washington Policy Analysis Group.

Asset Management

Asset management revenues for the first quarter of 2004 were $14.6 million, including $5.5 million in net investment income.

“The first quarter was one of FBR’s best in terms of raising new assets from private and institutional clients. Our private investment partnerships continue to provide exceptional returns to investors, building on what is a strong track record for our managed fund products,” said Emanuel J. Friedman, Co-Chairman and Co-Chief Executive Officer. “This performance has been a catalyst for growth in assets under management and is the result of our commitment to recognizing and delivering value for investors, issuers and our shareholders.”

•	In the first quarter of 2004, there was a marked increase in net asset inflows into funds managed by FBR. The inflows for this quarter exceeded the inflows for the entire year of 2003.

•	During the quarter, FBR added a sixth equity mutual fund to its fund family. FBR now offers investors three fixed-income funds and six equity mutual funds.

•	In the first three months of 2004, net inflows for the six FBR equity mutual funds surpassed $149 million.

Principal Investment

FBR’s mortgage-backed securities (MBS) and merchant banking portfolios generated revenues of $102.4 million during the first quarter of 2004. $88.7 million of these revenues are interest revenues generated from adjustable rate mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Interest expense incurred during the quarter totaled $32.1 million.

•	The fair value of FBR’s MBS portfolio totaled $10.9 billion on March 31, 2004 and the corresponding repurchase agreement and commercial paper liabilities (including those with Georgetown Funding, a commercial paper conduit controlled by FBR) were $9.8 billion. Quarter-end leverage (debt to equity) was 9.5 and average leverage in the MBS portfolio for the first three months of 2004 was 9.3. The company’s overall leverage was 6 on March 31, 2004.

•	FBR’s mortgage-backed securities portfolio had a weighted average annual yield of 3.32% and a weighted average financing rate of 1.29% (including the cost of hedging), resulting in a net interest spread of 2.03% for the first quarter of 2004. Adjusting the net interest spread for merger-related purchase accounting adjustments related to FBR’s merger with FBR Asset Investment Corporation, completed on March 31, 2003, would increase this net interest spread to approximately 2.12%. This increase in net interest spread would increase the diluted earnings per share for the first quarter of 2004 by $0.01, from $0.54 to $0.55.

•	The average one-month constant prepayment rate (CPR) was 21.6, down from the 27.2 experienced in the fourth quarter of 2003.

•	The weighted average remaining premium of FBR’s MBS portfolio was 1.9% on March 31, 2004.

•	At the end of the first quarter, FBR’s MBS portfolio continued to maintain a low effective duration (a measure of interest rate sensitivity) of 1.13.

•	As of March 31, 2004, over 55% of the total funding sources for FBR’s MBS portfolio had effective re-pricing dates beyond nine months.

•	The net accumulated other comprehensive income (AOCI) as of March 31, 2004 was $144.9 million.

•	FBR’s merchant banking portfolio realized gains of $13.1 million during the quarter. Net of this, unrealized gains increased from approximately $95.9 million to approximately $98.6 million.

•	The total value of FBR’s merchant banking portfolio and other long-term investments was $409.9 million as of March 31, 2004. Of this total, $286.1 million was held in the merchant banking portfolio, $77.2 million was held in alternative asset funds, and $46.6 million was held in other long-term investments.

“We’re pleased with the results of the first quarter, but we are even more encouraged as we look forward,” Emanuel J. Friedman, Co-Chairman and Co-CEO, said. “FBR heads into the rest of the year with a strong backlog of business across our operating lines, the expectation of even more capital markets growth as we continue to gain recognition for producing results, significant expansion in our New York and San Francisco offices, and — as always — a conservatively positioned securities portfolio.”

Friedman, Billings, Ramsey Group, Inc. also announced today that it has created a four-person Office of the Chief Executive. Members of the newly created Office of the Chief Executive are: Emanuel J. Friedman and Eric F. Billings, who will continue to serve as Co-Chairmen and Co-Chief Executive Officers; Richard J. Hendrix, who becomes President and Chief Operating Officer and will also continue to serve as the firm’s Chief Investment Officer; and J. Rock Tonkel, Jr., who becomes President with Mr. Hendrix and will continue as Head of Investment Banking. This broadening of the executive management team will allow FBR to capitalize on the increase in business opportunities, expanded capabilities and record growth resulting from the successful merger of Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation just over one year ago.

Friedman, Billings, Ramsey Group, Inc. provides investment banking*, institutional brokerage*, asset management, and private client services through its operating subsidiaries and invests in mortgage-backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy, financial services, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Atlanta, Boston, Chicago, Cleveland, Denver, Houston, Irvine, London, New York, Portland, San Francisco, Seattle, and Vienna. For more information, see http://www.fbr.com.

•	Friedman, Billings, Ramsey & Co., Inc.

A live webcast of FBR’s conference call will be available at 9:00 a.m. on Wednesday, April 28, 2004 (Eastern Daylight Time) via http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FBR. Replays of the webcast will be available afterward.

FBR believes that the pro forma information about Merger Amortization set forth above, when read in conjunction with the company’s GAAP financial information, can provide useful supplemental information for investors analyzing period to period comparisons of the company’s financial statements because it is the result of the company’s merger on March 31, 2003.

Financial data follows.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Quarter ended March 31,
	2004	%	2003	%
REVENUES:
Investment banking:
Underwriting	$62,774	28.4%	$8,788	18.3%
Corporate finance	28,337	12.8%	5,719	11.9%
Investment gains	8,402	3.8%	3,232	6.7%
Institutional brokerage:
Principal transactions	6,019	2.7%	3,751	7.8%
Agency commissions	29,137	13.2%	7,537	15.7%
Asset management:
Base management fees	6,535	3.0%	7,691	16.1%
Incentive allocations and fees	2,665	1.2%	5,515	11.5%
Net investment income	5,464	2.5%	2,312	4.8%
Principal investment:
Interest	88,650	40.1%	—	0.0%
Realized gains	12,743	5.8%	—	0.0%
Dividends	972	0.4%	—	0.0%
Other	1,659	0.7%	4,994	10.4%

Total revenues	253,357	114.5%	49,539	103.4%

Interest expense	32,066	14.5%	1,646	3.4%

Revenues, net of interest expense	221,291	100.0%	47,893	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	74,889	33.8%	24,804	51.8%
Business development	16,538	7.5%	2,974	6.2%
Professional services	10,164	4.6%	2,905	6.1%
Clearing and brokerage fees	3,354	1.5%	1,232	2.6%
Occupancy and equipment	2,904	1.3%	2,199	4.6%
Communications	2,942	1.3%	2,209	4.6%
Other operating expenses	5,971	2.7%	3,004	6.3%

Total non-interest expenses	116,762	52.8%	39,327	82.1%

Net income before income taxes	104,529	47.2%	8,566	17.9%

Income tax provision	14,890	6.7%	2,843	5.9%

Net Income	$89,639	40.5%	$5,723	11.9%

Basic earnings per share	$0.54		$0.12

Diluted earnings per share	$0.54		$0.12

Weighted average shares — basic	165,107		47,047

Weighted average shares — diluted	167,307		48,547

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Financial & Statistical Supplement—Operating Results (unaudited)

(Dollars in thousands, except per share data)

	YTD 2004	Q-1 04
Revenues
Investment banking:
Underwriting	$62,774	$62,774
Corporate finance	28,337	28,337
Investment gains	8,402	8,402
Institutional brokerage:
Principal transactions	6,019	6,019
Agency commissions	29,137	29,137
Asset management:
Base management fees	6,535	6,535
Incentive income	2,665	2,665
Net investment income	5,464	5,464
Principal investment:
Interest	88,650	88,650
Realized gains	12,743	12,743
Dividends	972	972
Other	1,659	1,659

Total revenues	253,357	253,357

Interest expense	32,066	32,066

Revenues, net of interest expense	221,291	221,291

Non-interest expenses
Compensation and benefits	74,889	74,889
Business development	16,538	16,538
Professional services	10,164	10,164
Clearing and brokerage fees	3,354	3,354
Occupancy & equipment	2,904	2,904
Communications	2,942	2,942
Other operating expenses	5,971	5,971

Total non-interest expenses	116,762	116,762

Net income before taxes	104,529	104,529

Income tax provision	14,890	14,890

Net income	$89,639	$89,639

Net income before taxes as a percentage of net revenue	47.2%	47.2%

ROE (annualized)	22.1%	22.1%

Total shareholders’ equity	$1,685,673	$1,685,673

Basic earnings per share	$0.54	$0.54
Diluted earnings per share	$0.54	$0.54

Ending shares outstanding (in thousands)	165,623	165,623

Book value per share	$10.18	$10.18

Gross assets under management (in millions)
Managed accounts	$78.8	$78.8
Hedge & offshore funds	418.2	418.2
Mutual funds	1,888.5	1,888.5
Private equity funds	47.2	47.2
Technology sector funds	55.4	55.4

Total	$2,488.1	$2,488.1

Net assets under management (in millions)
Managed accounts	$78.8	$78.8
Hedge & offshore funds	335.0	335.0
Mutual funds	1,865.0	1,865.0
Private equity funds	44.0	44.0
Technology sector funds	50.9	50.9

Total	$2,373.7	$2,373.7

Productive assets under management (in millions)
Managed accounts	$78.8	$78.8
Hedge & offshore funds	335.0	335.0
Mutual funds	1,865.0	1,865.0
Private equity funds	94.7	94.7
Technology sector funds	61.0	61.0

Total	$2,434.5	$2,434.5

Employee count	549	549

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Financial & Statistical Supplement -Operating Results (unaudited)

(Dollars in thousands, except per share data)

	YTD 2003	Q-4 03	Q-3 03	Q-2 03	Q-1 03
Revenues
Investment banking:
Underwriting	$117,296	$47,015	$37,518	$23,975	$8,788
Corporate finance	144,086	73,347	51,637	13,383	5,719
Investment gains	17,204	7,443	1,096	5,433	3,232
Institutional brokerage:
Principal transactions	23,965	7,089	6,549	6,576	3,751
Agency commissions	50,178	16,447	13,145	13,049	7,537
Asset management:
Base management fees	24,782	6,120	5,602	5,369	7,691
Incentive income	13,958	5,424	1,549	1,471	5,515
Net investment income	21,198	7,598	2,724	8,564	2,312
Principal investment:
Interest	165,898	69,961	46,849	49,088	—
Realized gains	32,217	89	14,358	17,770	—
Dividends	4,078	1,278	1,258	1,542	—
Other	13,664	3,776	2,675	2,219	4,994

Total revenues	628,525	245,587	184,960	148,439	49,539

Interest expense	68,995	24,656	22,972	19,721	1,646

Revenues, net of interest expense	559,530	220,931	161,988	128,718	47,893

Non-interest expenses
Compensation and benefits	226,389	91,239	67,505	42,841	24,804
Business development	21,416	6,589	4,821	7,032	2,974
Professional services	21,628	8,570	6,507	3,646	2,905
Clearing and brokerage fees	7,014	1,977	2,057	1,748	1,232
Occupancy & equipment	9,585	2,743	2,426	2,217	2,199
Communications	10,574	3,168	2,969	2,228	2,209
Other operating expenses	16,919	5,603	4,259	4,053	3,004

Total non-interest expenses	313,525	119,889	90,544	63,765	39,327

Net income before taxes	246,005	101,042	71,444	64,953	8,566

Income tax provision	44,591	21,084	14,483	6,181	2,843

Net income	$201,414	$79,958	$56,961	$58,772	$5,723

Net income before taxes as a percentage of net revenue	44.0%	45.7%	44.1%	50.5%	17.9%

ROE (annualized)	22.4%	24.4%	20.7%	21.9%	3.6%

Total shareholders’ equity	$1,554,339	$1,554,339	$1,068,153	$1,136,093	$1,011,647

Basic earnings per share	$1.68	$0.50	$0.42	$0.43	$0.12
Diluted earnings per share	$1.63	$0.49	$0.41	$0.43	$0.12

Ending shares outstanding (in thousands)	165,189	165,189	136,180	136,087	131,576

Book value per share	$9.41	$9.41	$7.84	$8.35	$7.69

Gross assets under management (in millions)
Managed accounts	$60.7	$60.7	$63.8	$69.6	$818.8
Hedge & offshore funds	330.2	330.2	245.9	234.8	237.5
Mutual funds	1,654.5	1,654.5	1,492.1	1,419.6	1,196.8
Private equity funds	42.9	42.9	40.6	32.5	32.7
Technology sector funds	50.3	50.3	46.1	44.8	49.7

Total	$2,138.6	$2,138.6	$1,888.5	$1,801.3	$2,335.5

Net assets under management (in millions)
Managed accounts	$60.7	$60.7	$63.8	$69.6	$82.7
Hedge & offshore funds	277.2	277.2	222.3	196.8	159.4
Mutual funds	1,642.5	1,642.5	1,480.5	1,410.5	1,191.6
Private equity funds	37.5	37.5	33.2	30.9	28.6
Technology sector funds	43.3	43.3	39.7	40.4	45.4

Total	$2,061.2	$2,061.2	$1,839.5	$1,748.2	$1,507.7

Productive assets under management (in millions)
Managed accounts	$60.6	$60.6	$63.8	$69.6	$818.8
Hedge & offshore funds	277.2	277.2	222.3	196.8	159.4
Mutual funds	1,642.6	1,642.6	1,480.5	1,410.5	1,191.6
Private equity funds	91.9	91.9	88.6	88.1	90.9
Technology sector funds	55.3	55.3	92.2	89.5	249.2

Total	$2,127.6	$2,127.6	$1,947.4	$1,854.5	$2,509.9

Employee count	494	494	479	500	493

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

ASSETS	31-Mar-04	31-Dec-03
Cash and cash equivalents	$129,235	$92,688
Receivables
Interest	47,439	44,674
Asset management fees	6,021	5,517
Investment banking	9,131	8,464
Affiliates	2,656	4,861
Other	2,814	3,779
Investments:
Mortgage-backed securities, at fair value	10,912,921	10,551,570
Long-term investments	409,941	379,002
Trading securities, at market value	4,759	4,932
Due from clearing broker	126,231	89,940
MMA acquired management contracts	15,381	16,090
Goodwill	108,013	108,013
Building, furniture, equipment and leasehold improvements, net	8,371	6,969
Other assets	23,594	17,114

Total assets	$11,806,507	$11,333,613

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold short, at market value	$45,184	$9,525
Repurchase agreements	5,048,825	5,095,676
Commercial paper	4,736,035	4,397,993
Interest rate swaps	11,153	5,366
Dividends payable	56,966	56,744
Interest payable	8,581	6,188
Accounts payable and accrued expenses	79,342	52,692
Accrued compensation and benefits	69,717	100,901
Long-term debt	65,031	54,189

Total liabilities	10,120,834	9,779,274

Shareholders’ equity:
Common stock, 167,548 and 166,893 shares	1,675	1,669
Additional paid-in capital	1,469,634	1,443,228
Employee stock loan receivable including accrued interest (886 and 1,290 shares)	(5,794)	(8,277)
Deferred compensation	(17,067)	(2,203)
Accumulated other comprehensive income	144,934	60,505
Retained earnings	92,291	59,417

Total shareholders’ equity	1,685,673	1,554,339

Total liabilities and shareholders’ equity	$11,806,507	$11,333,613

Book Value per Share	$10.18	$9.41

Shares Outstanding	165,623	165,189

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.